Exhibit 32

CERTIFICATION OF THE
CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

          I, Robert C. Fitting, the CEO of Radyne ComStream Inc., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Radyne ComStream Inc. on Form 10-Q for the second quarter ended June 30, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Radyne ComStream Inc.

Dated: August 13, 2003

/s/ Robert C. Fitting

Robert C. Fitting
Chief Executive Officer

          I, Richard P. Johnson, the CFO of Radyne ComStream Inc., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Radyne ComStream Inc. on Form 10-Q for the second quarter ended June 30, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Radyne ComStream Inc.

Dated: August 13, 2003

/s/ Richard P. Johnson

Richard P. Johnson
Chief Financial Officer